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                                                                     EXHIBIT 7.1

                             JOINT FILING AGREEMENT

         This will confirm the agreement by and among all of the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of the Class A Common Stock, no par value per share, of Haskel International, Inc. is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:   April 5, 1999

                                     HI MERGER SUBSIDIARY, INC.

                                     By: /s/ SETH M. HENDON
                                         Name: Seth M. Hendon
                                         Title: Vice President

                                     HI HOLDINGS, INC.

                                     By: /s/ SETH M. HENDON
                                         Name: Seth M. Hendon
                                         Title: Vice President

                                     TINICUM CAPITAL PARTNERS, L.P.

                                     By:TINICUM LANTERN L.L.C., its
                                        General Partner

                                     By: /s/ SETH M. HENDON
                                         Name: Seth M. Hendon
                                         Title: Member

                                     EDMUNDSON INTERNATIONAL, INC.

                                     By: /s/ JOHN D. PARISH
                                         Name: John D. Parish
                                         Title: Vice President